EXHIBIT 99.1

SolarWindow: Year End 2016 Update

Columbia, MD – December 21, 2016 - SolarWindow Technologies, Inc. (OTCQB: WNDW), the leading developer of transparent electricity-generating coatings for glass windows on tall towers and skyscrapers, today issued its year-end 2016 update.

Below is a statement from John A. Conklin, President and CEO of SolarWindow:

Dear Valued Shareholders:

I’m pleased to report that 2016 was an extraordinary year for SolarWindow. Not only did we receive numerous media accolades for our renewable energy technology, but we were able to raise significant funds, in an otherwise very difficult capital market for smaller companies that has permitted us to move forward on our commercialization pathway. Of course, we have more to do.

Move Over Conventional Solar Panels, Hello SolarWindow™

“...you may soon see a time where skyscrapers and residential high-rises offset their power needs by simply generating their own and even banking energy.”

This is what CCTV America, a division of China Central Television, the world’s largest broadcaster with a reach of more than 1.2 billion peoplehad to say about SolarWindow™.

“...skyscrapers could one day soon be solar energy plants heralding a bright future thanks to energy producing windows,” reported the New York Green Advocate.

These influential publications are not alone in their assessment of what some are calling an important renewable energy innovation.

Yahoo Tech, a news website operated by Yahoo, which boasts a staggering 204 million unique visits per month, praised the benefits of our technology, along with other important media outlets like Digital Trends, Vox and Renewable Energy Magazine, to name a few.

We are honored to receive these accolades as we continue to execute strategic goals we’ve set for the company.

Earlier in the year, we successfully completed a round of financing to help meet our commercialization goals; and to continue enhancing our product’s performance, increase size, improve reliability and develop new features to obtain important performance certifications required for commercial rollout.

‘Invisible Wires’ Grid Transports Electricity across the Surface of SolarWindow™ Coatings

Extraordinary Times

With your ongoing support, we continue our quest to develop products that have the possibility to revolutionize the way we power our buildings around the world.

Imagine, when installed on the acres and acres of glass found on tall towers, SolarWindow™ has the potential to turn these buildings into vertical power generators.

When applied to a 50-story building, SolarWindow™ could avoid more than two million miles of equivalent carbon dioxide emitted by vehicles on the road, reduce electricity costs by as much as 50% per year, provide 15-times the environmental benefits over other roof-top solar PV systems, and achieve a one year financial payback, according to independently-validated engineering modeling.

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Building on our success with developing electricity-generating coatings for windows and flexible plastics, we have recently expanded our product development to include flexible glass - as thin as a business card (only 0.1-millimeter-thick) and flexible enough to be bent without breaking or cracking.

Typical Insulated Window Frame, Spacer and Edge Seal, and Laminated Glass

Transparent SolarWindow™ coatings on flexible glass create new product opportunities for curved and non-flat surfaces in windows, automotive, aircraft, military, and specialty product applications.

Since our mid-year shareholder letter, we have passed important tests to demonstrate that specific SolarWindow™ fabrication steps can be manufactured by major window producers -- holding up to the stringent requirements of their mass production processes.

The encouraging results are important for our customers, such as window manufacturers, to have confidence that our SolarWindow™ products perform under these ‘autoclave’ conditions for flat, curved, tempered and solar glass.

Old is New Again

With an estimated 430 million square feet of windows in the U.S. alone, we are developing technology to retrofit windows on existing homes and commercial buildings to address that massive potential market.

Topping off an already busy year, we revealed a new, first-ever, ‘invisible system’ for transporting electricity on our window coatings.

Our proprietary SolarWindow™ Intra-Connection System is virtually invisible to the human eye and creates a discreet pattern of microscopic channels that harnesses and reliably transports electricity within SolarWindow™.

This proprietary technology also enables the development of continuous, high-speed, high-volume processes for the goal of manufacturing SolarWindow™ products.

The Power to “Power”

Currently less than 2% of the energy in the U.S. comes from the sun.

The sun produces enough energy in one hour to power our planet for a whole year — that’s like powering a light bulb for every single person on the planet (around 7 billion people), which shines brightly for their entire lifetime.

That’s a lot of power.

The time to bring SolarWindow™ to the world is now.

We look forward to 2017 as we continue innovating and the development of our game-changing technology.

Our goal is to build SolarWindow™ products with incomparable aesthetics that deliver amazing energy and value, and are a cost-effective, energy-generating solution.

Remember to visit our website at www.solarwindow.com and register to receive all of our future shareholder updates – and be sure to visit our “SolarWindow in the News” media section for the latest headlines and news about SolarWindow.

Thank you again for your continued support.

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All of us at SolarWindow wish you a peaceful holiday season and a Happy New Year!

Very truly yours,

John A. Conklin

President & CEO

SOLARWINDOW TECHNOLOGIES, INC.

About SolarWindow Technologies, Inc.

SolarWindow Technologies, Inc. creates transparent electricity-generating liquid coatings. When applied to glass or plastics, these coatings convert passive windows and other materials into electricity generators under natural, artificial, low, shaded, and even reflected light conditions.

Our liquid coating technology has been presented to members of the U.S. Congress and has received recognition in numerous industry publications. Our SolarWindow™ technology has been independently validated to generate 50-times the power of a conventional rooftop solar system and achieves a one-year payback when modeled on a 50-story building.

For additional information, please call Briana Erickson at 800-213-0689 or visit: www.solarwindow.com.

To receive future press releases via email, please visit: http://solarwindow.com/join-our-email-list/

Follow us on Twitter @solartechwindow, or follow us on Facebook.

To view the full HTML text of this release, please visit: http://solarwindow.com/media/news-events/

Media Contact:

TrendLogic

Dwain Schenck

800-992-6299

dwain@trendlogicpr.com

For answers to frequently asked questions, please visit our FAQs page: http://solarwindow.com/investors/faqs/.

Power and Financial Model Disclaimer

The company’s Proprietary Power Production & Financial Model (Power & Financial Model) uses photovoltaic (PV) modeling calculations that are consistent with renewable energy practitioner standards for assessing, evaluating and estimating renewable energy for a PV project. The Power & Financial Model estimator takes into consideration building geographic location, solar radiation for flat-plate collectors (SolarWindow™ irradiance is derated to account for 360 degree building orientation and vertical installation), climate zone energy use and generalized skyscraper building characteristics when estimating PV power and energy production, and carbon dioxide equivalents. Actual power, energy production and carbon dioxide equivalents modeled may vary based upon building-to-building situational characteristics and varying installation methodologies.

Social Media Disclaimer

Investors and others should note that we announce material financial information to our investors using SEC filings and press releases. We use our website and social media to communicate with our subscribers, shareholders and the public about the company, SolarWindow™ technology development, and other corporate matters that are in the public domain. At this time, the company will not post information on social media could be deemed to be material information unless that information was distributed to public distribution channels first. We encourage investors, the media, and others interested in the company to review the information we post on the company’s website and the social media channels listed below:

• Facebook
• Twitter

* This list may be updated from time to time.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although SolarWindow Technologies, Inc. (the “company” or “SolarWindow Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the company's products, technical problems with the company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that SolarWindow Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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